Calculation of Filing Fee Tables
S-1
Rubber Leaf Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(o)			$ 28,750,000.00	0.0001381	$ 3,970.38
Fees to be Paid	2	Equity	Representative's Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock, $0.0001 par value per share, underlying Representative Warrants	457(o)			$ 1,796,875.00	0.0001381	$ 248.15
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,546,875.00		$ 4,218.53
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 4,218.53
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions. Includes an additional 15% of shares of common stock related to the exercise in full of the over-allotment option by the representative of the underwriters.

[2]	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[3]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions. Represents shares of common stock underlying the warrants issuable to the representative of the underwriters to purchase up to an aggregate of 5.0% of the common stock sold in the offering at an exercise price equal to 125% of the public offering price per share.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-277311	02/23/2024		$ 1,789.65
Fee Offset Claims	2		S-1	333-277311	02/23/2024		$ 1,413.27
Fee Offset Claims	3		S-1	333-277311	02/23/2024		$ 1,015.61
Fee Offset Sources		Rubber Leaf Inc	S-1	333-277311		02/23/2024						$ 1,789.65
Fee Offset Sources		Rubber Leaf Inc	S-1	333-277311		04/19/2024						$ 1,413.27
Fee Offset Sources		Rubber Leaf Inc	S-1	333-277311		12/22/2025						$ 1,687.41
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	A filing fee of $4,218.53 was previously paid in connection with the initially filed Registration Statement on Form S-1 (No. 333-277311) (the "Registration Statement") filed by the registrant on February 23, 2024.

[2]	A filing fee of $4,218.53 was previously paid in connection with the initially filed Registration Statement on Form S-1 (No. 333-277311) (the "Registration Statement") filed by the registrant on February 23, 2024.

[3]	A filing fee of $4,218.53 was previously paid in connection with the initially filed Registration Statement on Form S-1 (No. 333-277311) (the "Registration Statement") filed by the registrant on February 23, 2024.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date